Exhibit 21
Subsidiaries of Integra LifeSciences Holdings Corporation

Name of Subsidiary	State or Country of Incorporation or Organization
Bimeco, Inc.	Florida
Canada Microsurgical ULC	Canada
CardioDyne, Inc.	Massachusetts
Cathtec, Incorporated	Massachusetts
Caveangle Limited	United Kingdom
EndoSolutions, Inc.	Delaware
Fiber Imaging Technologies, Inc.	Massachusetts
GMS, Gesellschaft für Medizinische Sondentechnik mbH	Germany
ILS Services Switzerland Ltd.	Switzerland
Integra CI, Inc.	Cayman Islands
Integra Clinical Education Institute, Inc.	Delaware
Integra Healthcare Products LLC	Delaware
Integra LifeSciences (Canada) Holdings, Inc.	Delaware
Integra LifeSciences (France) LLC	Delaware
Integra LifeSciences (Ireland) Limited	Ireland
Integra LifeSciences Corporation	Delaware
Integra LifeSciences Holdings SAS	France
Integra LifeSciences NR Ireland Limited	Ireland
Integra LifeSciences Sales (Ireland) Limited	Ireland
Integra LifeSciences Services (France) SAS	France
Integra LifeSciences Shared Services (Ireland) Limited	Ireland
Integra LS (Benelux) NV	Belgium
Integra Luxtec, Inc.	Massachusetts
Integra ME GmbH	Germany
Integra NeuroSciences (International), Inc.	Delaware
Integra NeuroSciences GmbH	Germany
Integra NeuroSciences Holdings (France) SA	France
Integra NeuroSciences Holdings (UK) Limited	United Kingdom
Integra NeuroSciences Holdings B.V.	Netherlands
Integra NeuroSciences Implants (France) SA	France
Integra NeuroSciences Limited	United Kingdom
Integra Neurosciences Pty Ltd.	Australia
Integra Neurosciences Pty Ltd.	New Zealand
Integra Radionics, Inc.	Delaware
Integra Sales, Inc.	Delaware
Integra Selector Corporation	Delaware
Integra Spine, Inc.	Delaware
IsoTis International SA	Switzerland
IsoTis NV	Netherlands
IsoTis OrthoBiologics, Inc.	Washington
IsoTis T.E. Facility B.V.	Netherlands
IsoTis, Inc.	Delaware
J. Jamner Surgical Instruments, Inc.	Delaware
Jarit GmbH	Germany
Jarit Instruments, Inc.	Delaware
LXU Healthcare, Inc. – Medical Specialty Products	Delaware
Meisterhand Instrumente GmbH	Germany
Miltex GmbH	Germany
Miltex, Inc.	Delaware
Minnesota Scientific, Inc.	Minnesota
Modex Therapeutics GmbH IL	Germany
Newdeal SAS	France
Newdeal, Inc.	Texas
Precise Dental Holding Corp.	New Jersey
Precise Dental Internacional, S.A. de C.V.	Mexico
Precise Dental Products, Ltd.	California
Precision Dental International, Inc.	California
Spembly Cryosurgery Limited	United Kingdom
Spembly Medical Limited	United Kingdom
Theken Disc, LLC	Ohio
Theken Spine, LLC	Ohio
Therics, LLC	Ohio
March 2, 2009